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                               OPERATING AGREEMENT

                                       OF

                SPECIALTIES ENVIRONMENTAL MANAGEMENT COMPANY, LLC

         THIS OPERATING AGREEMENT is made and entered into this 18th day of October, 1996, by and among Pine Tree Waste Inc., a Maine corporation with a mailing address of P.O. Box 2808, South Portland, Maine 04116 ("Pine Tree") and KTI Specialty Waste Services, Inc., a Maine corporation with a mailing address of 700 Boulevard East, Guttenberg, New Jersey 07093 ("KTI") and is to take effect on the date this Operating Agreement is executed ("the Effective Date").

                                   WITNESSETH:

         SPECIALTIES ENVIRONMENTAL MANAGEMENT COMPANY, LLC, (the "Company") filed Articles of Organization with the Secretary of State's office on October 1, 1996, pursuant to the Act; and,

         WHEREAS, the parties are entering into this Agreement to set forth their respective rights and obligations with respect to each other and the Company.

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 In addition to the terms otherwise defined in this Operating Agreement, the following terms shall have the following respective meanings:

         (a) "Act". means the Maine Limited Liability Company Act, 31 M.R.S.A.
         Section 601, et seq.,, and all amendments thereto.

         (b) "Additional Member". A Person who becomes a Member (a) by acquiring an Interest from the Company in accordance with the provisions of this Agreement, or (b) by acquiring an Interest from an existing Member and being admitted as a Member pursuant to Article VIII of this Agreement.

         (c) "Adjusted Capital Account Deficit". Adjusted Capital Account Deficit means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal period after giving effect to the following adjustments: (i) the credit to such Capital Account


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         of any amounts which such Member is obligated to restore under this
         Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.7042(g)(1) and Treasury Regulations Section 1.704-2(i)(5); and (ii) the debit to such Capital Account of the amounts described in Treasury Regulations
         Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section l.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls" "is controlled by", or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         (e) "Agreement". This Operating Agreement, as amended from time to time in accordance with its terms.

         (f) "Appraisal". A determination of the Fair Value of an Interest made in accordance the following procedure: The Fair Value of an Interest shall be determined by a Qualified Appraiser acceptable to the selling party or parties (collectively, "Seller") and the buying party or parties (collectively,"Buyer"). Upon the occurrence of any event which requires the parties to purchase and/or sell an Interest hereunder, either the Buyer or Seller may give written notice to the other party proposing a Qualified Appraiser. If within twenty (20) days thereof the parties do not agree in writing on such proposed Qualified Appraiser and are unable during such period to agree in writing on a different Qualified Appraiser, each party shall designate one Qualified Appraiser. The two Qualified Appraisers shall then submit their respective written appraisals of the fair market value of the Company determined pursuant to this Agreement to the Buyer and the Seller as soon as practicable after their selection. If the values set forth in the appraisals are equal to or within ten percent (10%) of the average value of both such appraisals, then the fair market value shall be equal to such average, and such determination shall be final and binding.


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         Otherwise, the two Qualified Appraisers shall mutually select and appoint a third Qualified Appraiser, who shall determine which of the two prior appraisals best reflects the fair market value. The decision of the third Qualified Appraiser shall be final and binding. The Buyer and the Seller shall bear equally the fees and expenses of the Qualified Appraiser jointly named, but each party shall solely be responsible for the fees and expenses of any Qualified Appraiser selected by such party.

         (g) "Articles of Organization" means the Articles of Organization of the Company as filed with the Secretary of State as the same may be amended from time to time by the Members.

         (h) "Bankruptcy". Bankruptcy of a Member or a Member becoming Bankrupt means any of the following:

                  (i) Such Member makes an assignment for the benefit of creditors;

                  (ii) Such Member files a voluntary petition in bankruptcy;

                  (iii) Such Member becomes the subject of an order for relief under the federal bankruptcy laws;

                  (iv) Such Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (v) Such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding under the preceding clause (iv);

                  (vi) Such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of the Member's properties;

                  (vii) At the expiration of one hundred twenty (120) days after the commencement of any involuntary proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or

                  (viii) At the expiration of one hundred twenty (120) days after the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of


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                  such Member or of all or any substantial part of such Member's properties, if the appointment is not vacated or stayed, or at the expiration of 120 days after the expiration of any stay, if the appointment is not vacated.

         (i) "Capital Account" means, as of any given date, the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Article III.

         (j) "Capital Contributions" means the total amount of cash, tangible or intangible property, or services which a Member or his predecessor in interest has contributed or has agreed to contribute to the Company, net of liabilities secured thereby that Company is considered to assume or to be subject to under Section 752 of the Code.

         (k) "Capital Interest" means the proportion that a Member's positive Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances as may be adjusted from time to time.

         (l)  "Code" means the Internal Revenue Code of 1986, as amended.

         (m) "Company" means SPECIALTIES ENVIRONMENTAL MANAGEMENT COMPANY, LLC, a Maine Limited Liability Company.

         (n) "Deficit Capital Account" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                  (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

         This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

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         (o) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager(s).

         (p) "Distributable Cash" means all cash, revenues and funds received by the Company, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business.

         (q) "Distribution". A direct or indirect transfer by the Company of money or other property, other than an Interest, to or for the benefit of the Members in respect of their Interests.

         (r) "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         (s) "Event of Withdrawal". An Event of Withdrawal as to a Member means the occurrence of any of the following events, and shall not include any other events:

                  (i) The Member withdraws by voluntary act from the Company, regardless of whether such withdrawal is a breach of this Agreement or occurs as a result of otherwise wrongful conduct of the Member.

                  (ii) A Member Transfers all of the Member's Interest and the Transferee or Transferees of such Interest become an Additional Member or Members;

                  (iii) The Member becomes Bankrupt;

                  (iv) If such Member is an individual, (a) the death of the Member or (b) the entry of an order by a court of


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                  competent jurisdiction adjudicating the Member incompetent to manage the Member's person or estate;

                  (v) If the Member is a trust or is acting as a Member by virtue of being a trustee of a trust, the termination of the trust, but not merely a substitution of a new trustee;

                  (vi) If the Member is a limited liability company or a partnership, the dissolution and commencement of winding up of such limited liability company or partnership;

                  (vii) If the Member is a corporation, the filing of articles of dissolution for the corporation or the revocation of its charter and the lapse of time provided by the laws of the state of incorporation without a reinstatement of its charter; and

                  (viii) If the Member is an estate, the distribution by the fiduciary of the estate's entire Interest.

         (t) "Fair Value of an Interest". The fair value of a Member's Interest which shall be equal to the value of the Company as a going concern, as determined by Appraisal, multiplied by the Percentage Interest represented by the Interest which is being valued. The value of the Company shall be based on the assumption that all then existing agreements between the Company and the Members and their Affiliates will continue indefinitely.

         (u) "Fiscal year" means the Company's fiscal year which shall be the calendar year.

         (v) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing member and the managers provided that the initial gross asset values of the assets contributed to the company pursuant to Article III hereof shall be as set forth on Schedule A and provided further that if the determination of the fair market value of any other contributed assets shall require the consent of a Supermajority of the other members;

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager(s) as of the following times: (a) the acquisition of an additional


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                  interest by any new or existing Member in exchange for more than a de minimis contribution of property (including cash);
                  (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses(a) and (b) above shall be made only if the Manager(s) reasonably determine(s) that such adjustments are necessary or appropriate to reflect the relative Economic Interest of the Members in the Company;

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Manager(s), provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall require the consent of a Supermajority of the Members; and

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(v) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Article III and subparagraph (iv) under the definition of Net Profits and Net Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Manager(s) determine(s) that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv) of this definition, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         (w) "KTI" - KTI Specialty Waste Services, Inc., a Maine corporation located at 7000 Boulevard East, Guttenberg, New Jersey 07093.

         (x) "Majority Interest" means one or more Interest of Members which taken together exceed 50% of the aggregate of all Capital Interests.

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         (y) "Manager" means a Person initially designated as such by this
         Operating Agreement in accordance with Section 5.4 and their successors.

         (z) "Member" means each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased Membership Interests in the Company, he will have all the rights of a Member with respect to such Membership Interests, and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interest in the Company.

         (aa) "Net Cash Flow" means the Net Profits (or Net Losses) for the Fiscal Year as shown on the Company's financial statement, including dividends, capital gains, involuntary conversions, and gains or losses from Section 1231 property, as defined in the Code:

                  (i) increased by the amount of Depreciation deductions taken in computing such taxable income;

                  (ii) increased by any non-taxable income received by the Company;

                  (iii) decreased by payments upon the principal of any indebtedness, secured or unsecured, of the Company;

                  (iv) decreased by expenditures for the acquisition of property, capital improvements, additions or replacements (except to the extent financed through any Company indebtedness, secured or unsecured); and

                  (v) increased or decreased as appropriate for changes in reserves for additional acquisitions of property, improvements, replacements, and such reserves for repairs and to meet anticipated expenses or unexpected and unforeseen expenses and for working capital as the Managers shall deem to be reasonably necessary in the efficient conduct of the Company's business, and any cash outlays not otherwise taken into account in this definition.

         (bb) "Net Profits" and "Net Losses" mean for each taxable year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code with the following adjustments:

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                  (i) any items of income, gain, loss and deduction allocated to
                  Members pursuant to special allocations pursuant to Sections
                  4.4 - 4.10 shall not be taken into account in computing Net Profits or Net Losses for purposes of this Operating
                  Agreement;

                  (ii) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be added to such taxable income or loss;

                  (iii) any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses (pursuant to this definition) shall be subtracted from such taxable income or loss; and

                  (iv) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

                  (v) gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

                  (vi) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

                  (vii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code of
                  Section 743(b) of the code is required pursuant to Section 1.7041(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest or Economic Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits of Net Losses.

         (cc) "Operating Agreement" means this Operating Agreement as originally executed and as amended from time to time.

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         (dd) "Partnership Minimum Gain". The amount of gain (of whatever character), if any, determined by and computed in accordance with the principles set forth in Treasury Regulations Section 1.704-2(b) and
         (d), with respect to each nonrecourse liability of the Company, that would be realized by the Company if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof (and for no other consideration) and then by aggregating the amounts so computed.

         (ee) "Partner Minimum Gain". Partner nonrecourse debt minimum gain, as determined in accordance with Treasury Regulations Section 1.704-2 (i).

         (ff) "Partner Nonrecourse Debt". Partner nonrecourse debt, as determined in Treasury Regulations Section 1.704-2 (b) (4).

         (gg) "Partner Nonrecourse Deductions". Partner nonrecourse deductions, as determined in Treasury Regulations Section 1.704-2 (i) (2).

         (hh) "Percentage Interest". A Member's percentage interest in the Distributions and Profits and Losses of the Company, as initially determined in accordance with Section 3.1 and as may be subsequently adjusted in accordance with the provisions of this Agreement and the Act.

         (ii) "Person" shall mean any individual or other legal or commercial entity, its or their heirs, executors, administrators, legal representatives, successors and assigns of such "person" where the context so permits.

         (jj) "Pine Tree" - Pine Tree Waste, Inc., a Maine corporation with a mailing address of P.O. Box 2808, South Portland, Maine 04116-2808.

         (kk) "Profits or Losses". Profits or Losses means, for each fiscal year or other period of the Company, an amount equal to the Company's taxable income or loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under
         Section 703(a)(1) of the Code), except that (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss; and (b) any expenditures of the Company described in
         Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704 l(b), or any other corresponding provision under future regulations and not otherwise taken into account in computing Profit or Losses, will be subtracted from taxable income or loss.

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         (ll) "Qualified Appraiser". Any appraiser who (a) is not an Affiliate of the Company or other party to the transaction for which an Appraisal is obtained, (b) is of recognized standing, and (c) has not less than five (5) years experience in appraising business interests.

         (mm) "Related Person". A Related Person, with respect to a Member who is an individual, means (a) a spouse of such Member, (b) a sibling or a lineal descendant or lineal ancestor of such Member, (c) a custodian, guardian or personal representative of any of the foregoing individuals, or (d) a trust for the exclusive benefit of any one or more of the foregoing individuals. In the event that an individual is a Related Person with respect to a Member by virtue of being a spouse of such Member, such individual shall no longer be considered a Related Person upon the termination of the marital relationship between the Member and such individual.

         (nn) "Reserves" shall mean with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed prudent and sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership, operation and/or protection of the Company's business.

         (oo) "Secretary of State" means the Secretary of State of the State of Maine.

         (pp) "Selling Member" means any Member which sells, assigns, or otherwise transfers for consideration all or any portion of its Membership Interest.

         (qq) "Supermajority Vote". The affirmative vote, approval or consent, as the case may be, of Members holding more than seventy percent (70%) of the total Percentage Interests held by all Members entitled to vote on, approve or consent to the particular matter, decision or action.

         (rr) "Transfer". Any sale, gift, transfer, assignment or other disposition of an Interest, including without limitation a transfer by operation of law, pledge or the granting of any security interest, lien or other encumbrance in or against an Interest, and whether or not the Transferee of such Interest becomes an Additional Member. Notwithstanding the foregoing, a Transfer does not include the acquisition by a spouse of a Member of a marital or community property interest in an Interest held by such Member, as long as such Member retains the right to receive Distributions and to vote and otherwise participate in the management of the Company with respect to such Interest to the extent provided by this Agreement and the Act.

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         (ss) "Transferor". Any Member who Transfers an Interest to another
         Person, whether or not such Person becomes an Additional Member.

         (tt) "Transferee". Any Person who acquires an Interest from a Member pursuant to a Transfer, whether or not such Person becomes an Additional Member.

         (uu) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

         (vv) "Unanimous Vote". The affirmative vote, approval or consent, as the case may be, of all of the Members entitled to vote on, approve or consent to the particular matter, decision or action.

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.1 Intent. The Members intend that the Company shall always be operated in a manner consistent with its treatment as a partnership for federal income tax purposes, and that the Company not be operated or treated as a partnership for purposes of Section 303 of the federal Bankruptcy Code. No Member shall take any action inconsistent with the intent of the parties set forth in this Section 2.1.

          2.2 Purpose. The purpose of the Company shall be to engage in any lawful business or activity permitted under the Act.

          2.3 Powers. The Company shall have the same powers as an individual to do all things necessary and convenient to carry out its business, to the fullest extent provided by the Act.

          2.4 Principal Place of Business. The Company's principal place of business shall be __________________. The Company may relocate its principal place of business from time to time as the Managers deem advisable.

          2.5 Registered office and Registered Agent. The address of the Company's initial registered office shall be 100 Main Street, Saco, Maine. The name and address of the Company's initial registered agent shall be Bradley W. Hughes, Esq. The registered office and registered agent may be changed from time to time as the Managers deem advisable by filing notice of such changes with the Secretary of State in accordance with the Act.

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          2.6 Term. The term of the Company shall continue until dissolution of the Company pursuant to Article X hereof.

          2.7 Documents. The Managers shall promptly execute and file all certificates or other documents, including without limitation amendments to the Company's Articles of Organization and fictitious name or assumed name certificates, and shall execute such other documents and take such other acts, as shall from time to time be required by the Act, other applicable laws of the State of Maine and applicable laws of other states in which the Company conducts its business. Unless otherwise required by law, the Managers shall not be required to deliver or mail a copy of the Company's Articles of Organization or any amendment thereto, Articles of Dissolution or any certificate to any Member unless the Member requests in writing a copy thereof.

                                   ARTICLE III

                         CAPITAL CONTRIBUTIONS AND LOANS

          3.1 Percentage Interests. Each Member shall contribute the capital as described in Exhibit A and, shall, as of the date hereof, have the Percentage Interest shown opposite such Member's name, until changed in accordance with this Agreement.

                                       Percentage
            Member                      Interest
            ------                      --------

             KTI                           55%
             PINE TREE                     45%

          3.2 Additional Capital Contributions. Except as provided in this Agreement, no Member shall have the right or obligation to make additional Capital Contributions without a Supermajority Vote. If additional Capital Contributions are made by the Members, other than prorata in cash according to their Percentage Interests, the Percentage Interests of each Member shall be revised as of the date such Capital Contributions as determined by such vote.

          3.3 Interest Earned on Company Capital. Interest earned on Company funds shall inure to the benefit of the Company, and no Member shall be entitled to receive interest on such Member's Capital Contributions.

          3.4 Withdrawal of Capital. Prior to the dissolution and the liquidation of the Company under Article X, no Member shall be entitled to withdraw all or any part of such Member's Capital Account.

         3.5 Capital Accounts. A separate Capital Account shall be maintained for each Member. Each Member's Capital Account shall be increased by (a) the amount of money and the fair market value of


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property contributed by the Member to the Company (net of liabilities secured by such property which the Company is considered to assume or take subject to pursuant to Section 752 of the Code) and (b) allocations to the Member of Profits, and shall be decreased by (c) the amount of money and fair market value of property distributed to the Member by the Company (net of liabilities secured by such property which the Member is considered to assume or take subject to pursuant to Section 752 of the Code), (d) allocations to the Member of Losses, and shall be increased or decreased by (e) special allocations of income, gain, loss or deduction as provided in Article IV (excluding Section 4.10, and (f) any other allocation or adjustment as provided under Treasury Regulations Section 1.704-1(b). In the event of a Transfer of an Interest to a Transferee who becomes an Additional Member, such Transferee shall succeed to the Transferor's Capital Account as of the effective date of the Transfer.

         3.6 Member Loans. No Member or Affiliate of a Member shall have any obligation to make loans or advances to the Company, nor shall a Member or Affiliate of a Member have any right to make loans or advances to the Company, except upon a Supermajority Vote, and then only on such terms and conditions as are authorized by such Supermajority Vote.

                                   ARTICLE IV

                        PROFITS AND LOSSES; DISTRIBUTIONS

         For purposes of this Article IV, all references to "partnership" shall mean the Company, and all references to a "partner" shall mean a Member.

         4.1 Profits and Losses. Profits and Losses for any fiscal year of the Company shall be allocated between the Members in proportion to their Percentage Interests; provided, however, that in the event of a Transfer of an Interest during a fiscal year or other change in the Percentage Interest of a Member during the year due to the purchase or sale by the Company of an Interest from or to such Member, Profits and Losses for such year will be allocated to the Members in accordance with Section 706 of the Code and the Treasury Regulations thereunder so as to take into account their varying Percentage Interests during the year. In the event of a Transfer of an Interest from a Member to another Person who becomes an Additional Member, upon the election of the Transferor and Transferee and the consent of the Managers, such allocation may be based on the actual Profits and Losses determined by closing the Company's books as of effective date of the Transfer.

         4.2 Distributions. Except for Distributions upon liquidation of the Company (which are governed by Section 10.3), Cash from Operations for each fiscal year of the Company shall be applied and distributed in the following order of priority:

         (a) first, to pay all operating expenses of the Company;

         (b) second, to make any payments required to be made in order for the Company to be current and perform all covenants and obligations relating to any loan of the Company, including any loan from any Member;

         (c) third, to fund the Reserves; and

         (d) fourth, upon a Supermajority Vote of the Members, any remainder shall be distributed to the Members according to their Percentage Interest.

         Notwithstanding the foregoing, for each fiscal year of the Company, the Company shall make a Distribution after the payments referred to in Sections 4.2(a), 4.2(b), and 4.2(c) but before the payment referred to in Section 4.2(d), to the extent there exists Cash from Operations after establishment of Reserves. The Distribution shall be made prorata to the Members, based on each Member's Percentage Interest. The aggregate amount of the distribution (the "Tax Reimbursement Amount") to be paid to each Member shall equal forty-five percent (45%) of the Member's share of the Company's taxable income (including separately stated items), as shown on the Member's Federal Schedule K-1 for the fiscal year. In the event of disagreement, the amount of the Tax Reimbursement Amount shall be determined by an independent certified public accounting firm selected by the Managers, which may be the Company's independent public accounting firm, and such determination shall be final and binding. To the extent practicable, such Tax Reimbursement Amount for a fiscal year shall be paid by the Company in installments which precede or coincide with the due dates for federal estimated income tax installments for individuals for such fiscal year (i.e., April 15, June 15, September 15 and January 15), with each installment based on the Profits for the relevant period covered by the applicable due date, but in any event the entire Tax Reimbursement Amount shall be paid by no later than the ninetieth (9Oth) day following such fiscal year. In the event an adjustment to Profits and Losses as reported by the Company for a fiscal year occurs as a result of an audit, amended return or otherwise, which results in taxable income to Members without a corresponding decrease in taxable income in other prior open years, the amount of the Distribution for such year which would have been made pursuant to this Section 4.2 had such adjusted Profits or Losses been known shall be calculated, and an additional Distribution for such year shall be made within thirty (30) days following the date on which such adjustment becomes final (or the date on which the Company determines not to contest such adjustment) in an amount equal to the excess of the revised Distribution amount and the amount of the Distribution originally made.

         4.3 Limitations Upon Distributions. No Distribution shall be declared or made if, after giving effect to the Distribution, the Company would be unable to pay its debts as they become due in the usual course of business or if the fair market value of the total assets of the Company would be less than the sum of all liabilities of the Company. For purposes of the preceding sentence, the fair market value of the total assets of the Company and the sum of all liabilities of the Company may be determined on the basis of either: (a) financial statements prepared in accordance with generally accepted accounting principles consistently applied, or (b) a fair valuation or other method which is reasonable under the circumstances. Except as otherwise may be permitted upon liquidation of the Company under Section 9.3 or as may be approved by Majority Vote, the Company shall not make any Distribution to the Members in property other than in cash.

          4.4 Qualified Income Offset. Notwithstanding any other provision of this Agreement:

         (a) No allocation of deductions, losses or items thereof under this Agreement shall be made to any Member to the extent that such allocation (i) would cause such Member to have an Adjusted Capital Account Deficit as of the last day of such taxable year, (ii) would increase any Member's Adjusted Capital Account Deficit, or (iii) in the good faith judgment of the Managers or upon advice of the Company's independent certified public accounting firm or legal counsel, would otherwise not likely be respected under Section 704(b) of the Code. In any such event, the allocation of such deductions, losses or items thereof to such Member shall be reduced to the extent necessary to comply with the first sentence of this Section 4.4(a) and the allocation of such deductions, losses or items thereof to the other Members shall be increased to the same extent. No such determination by the Managers in their good faith judgment or upon the advice of such accounting firm or legal counsel shall give rise to any claim or cause of action by any Member.

         (b) To the extent any Losses have been specially allocated to any Member in accordance with Section 4.4(a), then Profits shall thereafter first be specially allocated to such Member in proportion to and in an amount up to, but not exceeding, the amount of any such allocations of Losses made to the Member under such Section 4.4(a).

         (c) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b) (2)
         (ii) (d) (4), (5) or (6) in an amount not reasonably expected, and if such Member has an Adjusted Capital Account Deficit as of the last day of such taxable year, then the Member shall be allocated all items of income and gain, including gross income, of the Company for such year and for all subsequent taxable years of the Company in the manner provided in Treasury Regulations Section 1.704-l(b)(2)(ii)(d) until such Adjusted Capital Account Deficit has been eliminated. This Section 4.4(c) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and all allocations shall be made so as to comply therewith.

         4.5 Company Minimum Gain Chargeback. Notwithstanding any provision hereof to the contrary, if there is a net decrease in Partnership Minimum Gain for a taxable year of the Company within the meaning of Treasury Regulations
Section 1.704-2(f)(1), each Member shall be specially allocated items of income and gain for such taxable year (and, if necessary, for subsequent taxable years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, computed in accordance with Treasury Regulations Sections 1.704-2(f)(1) and l.704-2(g)(2) and subject to the exceptions set forth in Treasury Regulations Sections 1.704-2(f)(2), (3) and (4). The Members intend that items with respect to nonrecourse liabilities, if any, shall be determined and allocated in accordance with the so-called "minimum gain chargeback" provisions of Treasury Regulations Section 1.704-2.

         4.6 Member Minimum Gain Chargeback. Notwithstanding any other provision hereof to the contrary (except Section 4.5 hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any taxable year of the Company, then each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt (as determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be specially allocated items of income and gain for such taxable year (and if necessary, subsequent taxable years) in an amount equal to the portion of such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt (as determined in accordance with Treasury Regulations Section 1.704-2(i)(4)). Any allocations made pursuant to this Section shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of income or gain to be specially allocated under this Section 4.6 shall be determined in accordance with Treasury Regulations Section l.704-2(i)(4). This Section 4.6 is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.7042(i)(4) and shall be interpreted consistently therewith.

         4.7 Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

          4.8 Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company Property undertaken pursuant to Section 734(b) or 743(b) of the Code is required to be taken into account in determining the Capital Accounts of the Members under Treasury Regulations Section 1. 704-1 (b)
(2) (iv) (m), then the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

         4.9 Effect of Revaluations. Gain or loss resulting from any disposition of Company Property which has been revalued pursuant to Treasury Regulations Section l.704-l(b)(2)(iv)(f) and with respect to which gain or loss is recognized for federal income tax purposes, shall be computed by reference to the adjusted value of such property, notwithstanding the fact that the adjusted tax basis of such property differs from the adjusted value. Any depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss shall be recomputed based on the adjusted value of any Company Property which has been revalued in accordance with Treasury Regulations Section 1.704-l(b)(2)(iv)(f).

         4.10 Contribution of Property. In the event any Member actually contributes to the Company any property other than cash, any portion of any income, gain, loss or deduction with respect to such property shall be allocated between or among the Members in accordance with Section 704(c) of the Code and Treasury Regulations Sections 1.704-3 and 1.704-3T, and the Members' Capital Accounts shall be adjusted pursuant to the rules set forth in Treasury Regulations Sections 1.704-l(b)(2)(iv)(d) and 1.704-l(b)(2)(iv)(g) for allocations to the Members of income, gain, loss and deduction (including depreciation, amortization or other cost recovery) as computed for book purposes with respect to such property, so as to take account of the variation, if any, between the adjusted tax basis of such property to the Company and its fair market value at the time of its contribution. Allocations of income, gain, loss and deduction to Members under this Section 4.10 shall not affect a Member's Capital Account.

         4.11 Curative Allocations. The special allocations set forth in Sections 4.4 through 4.10 hereof are intended to comply with the requirements of Treasury Regulations Section 1.704-1(b) and Treasury Regulations Section 1.704-2. These special allocations may lead to results which are inconsistent with the Members' intentions concerning their sharing in Distributions. Accordingly, the Managers are hereby authorized and directed to specially allocate other items of Company income, gain, loss and deduction among the Members, to the extent permitted by the Treasury Regulations, so as to prevent the special allocations required under Sections 4.4 through 4.10 from distorting the Members' intentions of the manner in which Distributions are to be made to the Members upon the dissolution and termination of the Company.

                                    ARTICLE V

                          RIGHTS AND DUTIES OF MANAGERS

         5.1 Management. The business and affairs of the Company shall be managed exclusively by its Managers. Unless the vote, consent or approval of the Members is expressly required by this Agreement, or by provisions of the Act which can not be modified by agreement of the Members, the Managers shall have full and complete authority, power and discretion, to direct, manage and control the business, affairs and properties of the Company, to make all decisions regarding such matters and to perform any and all acts and to engage in any and all activities necessary, customary or incident to the management of the Company's business, affairs and properties. Persons dealing with the Company shall be entitled to rely exclusively upon the power and authority of the Managers set forth in this Agreement. At any time when there is more than one Manager, all actions reserved or permitted to be taken by the Managers hereunder shall be taken by a majority vote of the Managers then serving, after all Managers are given reasonable notice of the proposed action and are afforded the opportunity to participate in any discussion concerning same, provided that the Managers, acting pursuant to said majority vote, may delegate the right to take all or any portion of such actions to one or more specified Managers. No Member other than a Manager shall have the authority to act for or on behalf of the Company. Without limiting the generality of the foregoing, but subject to
Section 5.2, the Managers' specific authority to act on behalf of the Company shall include the following:

         (a) Performing any and all acts for or relating, customary or incident to the acquisition, ownership, management, leasing, and/or sale or other disposition of Company property;

         (b) Entering into and executing agreements and any and all other documents and instruments deemed by the Managers to be necessary or appropriate for Company purposes or to otherwise perform effectively and properly their duties hereunder;

         (c) Borrowing money from banks, other lending institutions and other lenders for Company purposes, and in connection therewith issuing notes, debentures and other debt securities and hypothecating and mortgaging the assets of the Company to secure repayment of the borrowed sums; and no bank, other lending institution or other lender to which application is made for a loan by the Company shall be required to inquire as to the Company purposes for which such loan is sought; and as between the Company and such bank, other lending institution or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement; and the signature of the Managers or any of them shall be sufficient on all notes, debentures, mortgages and other similar or related documents;

         (d) Entering into agreements and contracts with parties and giving receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the Managers may deem advisable or appropriate, including agreements with a Manager and its Affiliates to the extent permitted by Section 5.16;

         (e)  Signing checks drawn on the Company's bank accounts.

         (f) Granting powers of attorney to one or more Persons incident to, in connection with or in furtherance of the Company's business, and any such power of attorney so executed by any Manager in the Company's name shall be deemed executed on behalf of the Company;

         (g) Paying compensation to Persons (which subject to Section 5.16 and the provisions of that certain Management Services Agreement by and between the Company and American, may include the Managers' Affiliates) for accounting, administrative, legal, engineering, technical, financial, management, consulting or other services rendered to the Company;

         (h) Acting as tax matters partner for the Company within the meaning of
         Section 6231 of the Code (and if there is more than one Manager, the tax matters partner shall be the Manager who is designated by a Supermajority vote of the Members).

         (i) Making all elections permitted to be made by the Company under federal or state income, franchise or other tax laws, including without limitation the elections referred to in Sections 734, 743 and 754 of the Code, and each of the Members, upon request, shall supply to the Company such information as may be necessary to give proper effect to any such election;

         (j)  Commencing any legal action or other proceeding of any kind;

         (k) Engaging in any kind of activity and performing and carrying out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Company as may be lawfully performed or carried on by a limited liability company under the Act and the laws of other states in which the Company conducts business; and

         (l)  Subject to Sections 4.2 and 4.3, making any Distribution.

         5.2  Limitation of Authority of Managers.

         (a) Notwithstanding Section 5.1 hereof, the Managers and Members must unanimously approve any expenditure which is not in the ordinary course of business and which exceeds One

          Thousand Dollars ($1000.00), including but not limited to, expenditures for the purposes of capital acquisitions, employment or consulting services and any other action of the Company which is outside the ordinary course of the Company's business. The Managers and Members agree that the initial scope and purpose of the Company's business is as defined in a certain Joint Venture Term sheet dated September 19, 1996 the terms of which shall survive this agreement unless inconsistent herewith.

         (b) No Manager shall have any authority to take any of the following actions without first obtaining the unanimous consent of the Managers:

             (i) dispose or contract for a disposition of all or substantially all of the Company's property, other than a disposition having a value of less than $30,000 or a disposition in the process of winding up the affairs of the Company following its dissolution;

             (ii) incur any indebtedness on behalf of Company in excess of $50,000 or refinancing any indebtedness of Company in excess of $50,000;

             (iii) confess a judgment against the Company in an amount in excess of $10,000;

             (iv) cause the Company to enter into any contract and/or incur any liabilities in any single transaction involving in excess of $100,000;

             (v) cause the Company to make any capital expenditure in any single transaction in excess of $50,000; or,

             (vi) initiate any litigation.

         5.3 Duties of the Managers. The Managers shall use reasonable efforts and devote such time as they deem necessary to carry out the business and activities of the Company, and shall promptly take all action that the Managers deem necessary or appropriate for the organization and continuance of the Company and the investment and protection of the Company's assets. Without limiting the generality of the foregoing, and in addition to the other duties of the Managers set forth in this Agreement, the Managers shall:

         (a) Cause the Company to obtain and keep in force insurance of such types, including, without limitation, fire, extended coverage and public liability insurance, in such amounts and with such carriers as will, in the judgment of the Managers, adequately protect the Company and Company Property;

         (b) Use their best efforts to cause the Company to remain in compliance with all statutes and regulations governing the Company and its business operations and to cause all Company reports, documents and income tax reports to be prepared and timely filed with the appropriate authorities;

         (c) Cause to be prepared and furnished to the Members:

                  (i) An annual financial report for each fiscal year, within ninety (90) days after the end of such fiscal year, which shall include financial statements of the Company;

                  (ii) Schedules K-l and other required tax reports for each fiscal year within ninety (90) days following the end of such fiscal year, containing information necessary for preparation of the Members' tax returns;

                  (iii) Such other reports from time to time which the Managers deem necessary regarding the business of the Company; and

         (d) Appropriately safeguard and use the funds and assets of the Company, whether or not in the Managers' immediate possession or control, and not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company.

         5.4 Number, Tenure and Qualification; Initial Managers. Managers need not be residents of the State of Maine or Members. The number of Managers of the Company shall, initially, be four (4) and the Managers shall be Bradley W. Hughes, William Hoops, Gordon L. Hurtubise and David E. Hill. As long as Pine Tree and/or KTI owns an interest in the Company, both Pine Tree and KTI shall be entitled to appoint two (2) Managers. Each Member agrees to execute any documents and take all actions necessary to carry out the foregoing. Each Manager shall hold office until the next annual meeting of the Members and until such Managers' successor's duly elected and qualified or until such Managers' earlier death, resignation or removal.

         5.5 Resignation of Managers. Any Manager may resign as a Manager at any time by giving written notice to all of the Members. The resignation of any Manager shall take effect at a time specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall not affect such Manager's rights and obligations as a Member.

         5.6 Removal of Managers. Any Manager may be removed at any time, with cause by a Supermajority Vote of the Members, or without cause by the Member having the power to appoint such Manager. No such removal shall affect such Manager's rights and obligations as a Member, if applicable.

         5.7 Vacancies. Any vacancy occurring for any reason in the office of a Manager shall be filled by the Member having the power to appoint the Manager whose office is vacant. A Manager elected to fill a vacancy shall serve for the unexpired term of such Manager's predecessor in office and shall hold office until the expiration of such term and until such Manager's successor is duly elected and qualified, or until such Manager's earlier death, resignation or removal.

         5.8 Records and Information. (a) The Managers shall maintain or cause to be maintained at the Company's principal place of business and at such other locations required by law complete and accurate books and records with respect to all Company business transactions, including without limitation the records and information required by Section 655 of the Act. Each Member shall have the right to inspect and copy the Company's records in accordance with the Act.

         (b) Upon reasonable request a Member may, at the Member's expense, inspect and copy during ordinary business hours any record required to be kept pursuant to this Section 5.8 and any other record of the Company, wherever the record is located. The Managers shall provide, to the extent the circumstances are just and reasonable, true and full information of all things affecting the Members to any Member or to a legal representative of any Member upon reasonable request of such Member or legal representative.

         5.9 Bank Accounts. The Managers may from time to time open accounts at such banks or other financial institutions in the name of the Company as they determine, the signatory requirements to be unanimously approved by the Managers.

         5.10 Ratification of Acts; Reliance. The Members hereby ratify, affirm, acknowledge and agree to be bound by all acts performed and contracts entered into on behalf of the Company by the Managers in accordance with this Agreement. No party shall be required to inquire as to the purposes for which such an act is performed or such a contract is entered into, it being conclusively presumed that such act or contract is authorized by all of the Members. Any Person dealing with the Company may rely (without any duty of further inquiry) upon a certificate signed by any Manager as to:

         (a)  The identity of any Manager or any Member;

         (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by any Manager or which are in any other manner relevant to the affairs of the Company;

         (c) The Persons who are authorized to execute and deliver any instrument or document of the Company; or

         (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         5.11 Other Activities of the Managers and Affiliates. The Managers shall not be required to manage the Company as their sole function, and the Managers and their Affiliates may have other business interests and may engage in other ventures or activities in addition to those relating to the Company, including the rendering of advice or services of any kind to other investors and the making or management of other investments. Neither the Company nor any Member shall have any right by virtue of this Agreement or the membership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures or activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

         5.12 Expenses; Reimbursement to the Manager. Except as otherwise specifically provided in this Agreement, all expenses of the Company may be billed directly to, and shall be paid by, the Company. The Managers shall be reimbursed by the Company for all out-of-pocket expenses reasonably incurred or paid by them on behalf of the Company pursuant to a reimbursement policy established by the unanimous vote of the Managers.

         5.13 Salaries. No Manager shall be entitled to receive any salary or other compensation for serving as a Manager.

         5.14 Liability of the Managers. No Manager shall have any liability to the Company or to any Member for any loss suffered by the Company except:

         (a) A willful failure to deal fairly with the Company or the Members in connection with a matter in which the Manager has a material conflict of interest;

         (b) A violation of criminal law, unless the Manager had reasonable cause to believe that its conduct was lawful, or no reasonable cause to believe that it was unlawful;

         (c) A transaction from which the Manager derived an improper pecuniary profit; or

         (d) Willful misconduct.

         5.15 Indemnification of the Managers. Each Manager shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with any action or inaction taken in its capacity of Manager, provided that the Manager, in good faith, determines that such action or inaction is in the best interest of the Company, and further provided that such action or inaction does not constitute gross negligence or intentional misconduct of the Manager or conduct described in
Section 654 (i) A and B of the Act. Company funds shall be advanced to the Manager for legal expenses and other costs incurred by the Manager as a result of any legal action for which indemnification by the Company is claimed by the Manager if (a) the legal action relates to the performance of duties or services by the Manager on behalf of the Company, and (b) the Manager undertakes to repay the advanced funds to the Company in cases in which it is found by any court of competent jurisdiction not to be entitled to indemnification pursuant to the provisions of this Agreement or the Act. Any indemnity under this Section 5.15 shall be paid from, and only to the extent of, Company Property, and no Member shall have any personal liability on account thereof. The foregoing provisions also apply to Affiliates of the Manager when acting on behalf of and within the scope of authority of such Manager.

         5.16 Transactions with Members, Managers and Affiliates. The Company may enter into agreements with any Member, Manager or any Affiliate thereof for the provisions of property, goods or services to the Company, provided that the price and terms for such property, goods or services are no less favorable to the Company than the price and terms for property, goods or services reasonably available from unrelated Persons for comparable property, goods or services in the same geographic area.

         5.17 Fiscal Year; Method of Accounting. The Company's fiscal year for both tax and financial reporting purposes shall be December 31. Unless otherwise required by the Code, the method of accounting shall be the accrual method for both tax and financial reporting purposes.

         5.18 Officers. The Managers may in their discretion determine that the Company shall have officers, in which event the following provisions of this
Section 5.18 shall apply:

         (a) The officers of the Company may, but need not, include a Chief Execute Officer, President, Vice President, Secretary, Treasurer, Controller and other officers appointed in accordance with the provisions of this Section 5.18. Any number of offices may be held by the same person. Officers may, but need not, be Managers and/or Members.

         (b) Each officer of the Company shall be chosen by the Managers and shall serve at the pleasure of the Managers.

         (c) Any officer may be removed, with or without cause, by the Managers or by such other officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the time of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         (d) Any vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Managers. The President may make temporary appointments to a vacant office (other than the President's office) pending action by the Managers.

         (e) The President and Chief Executive Officer ("President") shall be the principal executive officer and, subject to the control and direction of the Managers, shall in general supervise and control all of the day-to-day business and affairs of the Company. He or she shall preside at all meetings of the Members. The President shall have authority, subject to such rules as may be prescribed by the Managers, to appoint such agents and employees of the Company as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them such agents and employees shall hold office at the discretion of the President and the Managers. The President shall have authority to sign, execute and acknowledge, on behalf of the Company, all authority as from time to time may be delegated or assigned to him or her by President or by the Managers.

         (f) In the absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, a Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions on the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates representing interests in the Company, if the issuance thereof shall have been authorized by the Managers; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Managers. The execution of any agreement, document or instrument of the Company by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.

         (g) The Secretary shall: (i) keep (or cause to be kept) regular minutes of all meetings of the Members, the Managers and any committees of the Managers and records of all other official actions of the Members or Managers in one or more books provided for that purpose; (ii) use his or her best efforts to ensure that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law; (iii) be custodian of the records of the Company;
         (iv) sign with the President, or a Vice President, certificates representing interests in the Company, if the issuance thereof shall have been authorized by resolution of the Managers; (v) have general charge of the transfer books of the Company; and (vi) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Managers.

         (h) The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Company; and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Managers.

         (i) The Controller works with the Treasurer to keep the necessary financial records, books, and generally to assist the Treasurer in performing the duties incident to the office of Treasurer and shall have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Manager. (j) The Managers, and the President, shall have the power to appoint any person to act as assistant to any officer, or as agent for the Company in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Managers or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Managers or the President.

         (k) The salaries of the principal officers, if any, shall be fixed from time to time by the Managers or (unless the Managers provide otherwise) by the President, except that the salary of the President shall be fixed by the Managers.

         (l) Nothing contained in this Section 5.18 shall affect or be construed as affecting the terms of any contract of employment between the Company and any officer.

                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         6.1 Limitation of Liability. Each Member's liability shall be limited as set forth in this Operating Agreement, the Act and other applicable law.

         6.2. Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his respective Capital Contributions and any obligation of the Member under Section 3.1 or 3.2 to make Capital Contributions, except as provided in this agreement herein or as otherwise required by law.

         6.3 List of Members. Upon written request of any Member, the Managers shall provide a list showing the names, addresses and percentage of interest of all Members.

         6.4 Priority and Return of Capital. Except as may be expressly provided in this Agreement no Member shall have priority over and any other Member either as to the return of Capital Contributions or as to Net Profits, Net Losses or Distributions; provided that this section shall not apply to loans (as distinguished from Capital Contributions) which a Member may have made to the Company.

         6.5 Right to Bring an Action. One or more member may bring legal action in the name of the Company upon a unanimous vote of the Members, excluding the vote of any Member who has an interest in the outcome in the action that is adverse to the interest of the Company.

         6.6 Confidentiality. Except as contemplated by this Agreement, each Member shall keep confidential and not disclose to other Persons which are not Members, and shall use reasonable efforts to prevent such Member and such Member's Affiliates, and their respective employees, agents and representatives, from disclosing to Persons which are not Members, any information or materials which (a) pertain to this Agreement or any of the transactions contemplated hereby, or the business of the Company, or (b) pertain to confidential or proprietary information of any other Member or of the Company; provided however, that a Member may disclose to the respective employees, agents and representatives of such Member and its Affiliates any information or materials to the extent it is reasonably necessary for any such employee, agent or representative to possess or use such information in connection with the Member's interest in the Company or the conduct of business by such Member on behalf of the Company. Notwithstanding the foregoing, information of the Company or a Member shall not be deemed confidential to the extent it is (i) known to the receiving party prior to disclosure by the disclosing party; (ii) disclosed to the receiving party by a third party without any obligation of confidentiality to the disclosing party; (iii) publicly available or becomes publicly available other than as a result of a breach by the receiving party of such party's obligation of confidentiality set forth herein; or (iv) required to be disclosed in any legal proceeding. The obligations of confidentiality contained herein shall survive the termination of this Agreement.

         6.7 Representations and Warranties. Each Member ("Representing Member") represents and warrants to the Company and the other Members that:

         (a) the Representing Member has full power and authority to execute and deliver this Agreement, and to perform all of its obligations hereunder, and that this Agreement constitutes a legally binding agreement of the Representing Member, enforceable against it in accordance with its terms;

         (b) the execution, delivery and performance of this Agreement and the transactions contemplated herein by such Representing Member do not and will not conflict with or violate any law, judgment, order, decree, the articles of incorporation or bylaws of the Representing Member or any contractor agreement to which the Representing Member is a party or by which the Representing Member is bound;

         (c) the Representing Member is acquiring Interests for its own account and not with a view to, or for sale in connection with, the distribution of such Interests and not with the present intention of selling, offering to sell or otherwise disposing of the Interests or any portion thereof;

         (d) no Interests have been sold or offered for sale by the Company or a Person representing the Company by means of any form of general advertising or general solicitation;

         (e) the Representing Member has such knowledge and experience on financial and business matters and to be capable of evaluating the merits and risks of its investment in the Interests and the Representing Member can bear the full risk of its investment for an indefinite period of time; and

         (f) the Representing Member will not attempt to effect any Transfer or the disposition of any Interests except: (i) in compliance with the terms of this Agreement and (ii) unless a registration statement under the Securities Act of 1933, as amended (the "Act"), or other applicable law relating to the Interests has been filed unless an exemption from the registration requirements of the Act or other applicable law is available.

         6.8 Covenant of Good Faith and Fair Dealing. The Members covenant to deal with each other and the Company fairly and in good faith.

                                   ARTICLE VII

                               VOTING AND MEETINGS

        7.1 Meetings. Meetings of the Members for any purpose may be called by any Manager or by a Supermajority of the Members. The Annual Meeting shall take place on the second Wednesday in February of each year or at such other time as shall be determined by the Managers, for the purpose of electing Managers and transacting such other business as may properly be brought before the meeting.

        7.2 Place of Meetings. The Managers or Members may designate any place, either within or outside the State of Maine, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company in the State of Maine.

        7.3 Notice of Meetings. Except as provided in Section 7.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three
(3) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

        7.4 Meeting of all Members. If all of the Members shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

        7.5 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section , such determination shall apply to any adjournment thereof.

        7.6 Quorum. Members holding a Supermajority Interest represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Capital Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Capital Interests whose absence would cause less than a quorum.

        7.7 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a majority of the Capital Interest represented in person or by proxy shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their Capital Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

        7.8 Proxies. At all meetings of Members a member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        7.9 Action by Members Without a Meeting. Action taken under this Section
7.9 is effective when Members owning, in the aggregate the requisite percentage interests have signed the consent, unless the consent specifies a different effective date. Any action required or permitted to be taken without a meeting if the action is evidenced by one or more written consents describing the action taken at a meeting of the Members may be taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

        7.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         7.11 Meetings By Telephone or Other Communication Technology. Any or all Members may participate in a regular or special meeting by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (a) all participating Members may simultaneously hear each other during the meeting or (b) all communication during the meeting is immediately transmitted to each participating Member, and each participating Member is able to immediately send messages to all other participating Members. If a meeting will be conducted through the use of any means described in this Section 7.11, all participating Members shall be informed that a meeting is taking place at which official business may be transacted. A Member participating in a meeting by any means described in this Section 7.11 is deemed to be present in person at the meeting.

                                  ARTICLE VIII

         WITHDRAWAL; SALES AND TRANSFERS OF INTERESTS; ADMISSION OF NEW
                                     MEMBERS

         8.1 Withdrawal. No Member shall voluntarily withdraw from the Company or cause any other Event of Withdrawal unless such withdrawal or other Event of Withdrawal is expressly authorized by this Agreement or by a Supermajority Vote of the Members, excluding the vote of Member who is seeking to withdraw or cause such other Event of Withdrawal. For purposes of this Section 8.1, a Member shall be treated as causing an Event of Withdrawal if such Member becomes Bankrupt or, if such Member who is not an individual dissolves voluntarily or involuntarily. In the event of a withdrawal or other Event of Withdrawal of a Member in violation of this Agreement which does not cause a dissolution of the Company, such former Member shall be entitled to receive from the Company, in exchange for such former Member's Interest, an amount equal to the Fair Value of the former Member's Interest as of the date of withdrawal or other Event of Withdrawal, less any damages incurred by the Company.

         8.2 Sale by the Company of Interests. The Company may not sell or issue additional Interests except upon the Supermajority Vote of the Members. In such event, the Percentage Interests of new and existing Members shall be adjusted immediately following such sale or issuance as determined by such vote. Notwithstanding the foregoing, the Company may sell additional Interests upon a Supermajority Vote if (a) the Company first gives notice to all existing Members of its desire to offer for sale additional Interests in the Company, specifying the material terms and conditions of such proposed offer (the "Proposed Offer"),
(b) the Company offers existing Members the opportunity to purchase such additional Interests in the Company upon the terms and conditions set forth in the Proposed Offer, in proportion to their Percentage Interests and (c) the Company agrees not to make any offer to sell such additional Interests to any other Person until the time period specified in the Proposed Offer expires. The Proposed Offer may, but need not, contain a right of over-subscription. The Proposed Offer may be accepted by a Member by written notice to the Company in the manner and within the period of time (which shall not be less than thirty
(30) days) specified in the Proposed Offer and the failure of a Member to timely respond shall be deemed to constitute a rejection of the Proposed Offer. Notwithstanding the foregoing, in connection with any such offer to existing Members, the Company need not make any offer to any particular Member under this
Section 8.2 if, in the opinion of legal counsel to the Company, such offer or the sale of Interests contemplated thereby would contravene applicable federal or state securities laws or in the judgment of the Company would entail undue expense in order to comply therewith.

Nothing contained in this Section 8.2 shall require the Company to register any Interests under the Securities Act of 1933, as amended.

         8.3 Transfers by the Members. (a) Except for Transfers contemplated by
Section 8.4, Section 8.5, and Section 8.6, a Member shall not Transfer any Interest. Any Transfer or purported Transfer of any Interest in violation of this Agreement shall be null, void and ineffective. No Transferee acquiring an Interest in accordance with this Article VIII shall become an Additional Member unless expressly provided in this Article VIII.

         8.4 Transfers Between Members. A Member may sell or otherwise Transfer such Member's Interest to another Member on such terms as they mutually agree upon (which may include the right of the Transferee to become a Member with respect to such Interest).

         8.5 Transfers to Affiliates. A Member may sell or otherwise Transfer an Interest to an Affiliate on such terms as they mutually agree upon. No such Transferee shall have the right to become a Member unless and until the Members agree to admit such Transferee as an Additional Member by a Supermajority Vote, excluding the vote of the Member making such Transfer.

         8.6 Security Interest. No member may grant a security interest in such Members interest to a bank, other financial institution or other third party, without the prior written consent of all of the other Members.

                                   ARTICLE IX

                               ADDITIONAL MEMBERS

         From the date of the formation of the Company, any Person or Entity which becomes a Member pursuant to the terms of this Agreement, for such consideration as the Members by their Supermajority votes shall determine, or as a transferee of a Member's Membership Interest or any portion thereof, shall be subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managers may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make prorata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                    ARTICLE X

                           DISSOLUTION AND TERMINATION

         10.1 Events Causing Dissolution. Upon the occurrence of any one of the following events, the Company shall be immediately dissolved:

         (a) The sale or other disposition by the Company of all or substantially all of its assets;

         (b) The Supermajority Vote of the Members to dissolve the Company;

         (c) The happening of any event which makes it unlawful for the Company's business to be conducted;

         (d) The entry of a decree of dissolution under Section 702 of the Act;

         (e) A Transfer of one or more Interests such that the Company has only one Member; and

         (f) An Event of Withdrawal as to any Member, other than an Event of Withdrawal which occurs due to the transfer of an Interest by such Member to another Member or to a Transferee(s) that becomes an Additional Member(s)), unless the Company's business is continued by a Majority Vote of the remaining Members given within ninety (90) days following such Event of Withdrawal and there are at least two remaining Members.

        10.2 Winding Up of the Company. Upon the dissolution of the Company, the Managers shall wind up the affairs of the Company and sell or otherwise dispose of all Company property. The Managers shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company Property pursuant to such liquidation, giving due regard to the activities and condition of the relevant market and general, financial and economic conditions. The Members shall continue to share Profits and Losses following the dissolution and before liquidation in the same proportion as before the dissolution.

        10.3 Liquidating Distributions. Following the winding up of the Company, and subject to the right of the Managers to set up such Reserves as they may deem reasonably necessary for any known, contingent or unforeseen expenses, liabilities or obligations of the Company, the cash and other assets of the Company shall be applied first to the payment of all liabilities and obligations of the Company including Member Loans, which for such purpose shall be treated the same as all other Company liabilities and all expenses of liquidation, and the remainder shall be distributed to the Members in accordance with the positive balances in their Capital Accounts as determined after taking into account all Capital

Account adjustments for the taxable year during which such liquidation occurs, as required by Treasury Regulations Section l.704-l(b), with such adjustments to be made within the time specified by such Section 1.704-1(b), other than those made pursuant to this Section 10.3, by the end of such taxable year (or, if later, within ninety (90) days after the date of liquidation). Any funds constituting Reserves shall be paid to the extent remaining after a reasonable passage of time in accordance with the provisions of this Section 10.3. If there are insufficient assets to pay the Member Loans in full, they shall be paid in proportion to the unpaid principal and interest balances thereof.

        10.4 Payment of Capital Account Deficits. If following the dissolution and liquidation of the Company, the Company's assets remaining after payment and discharge of the liabilities, obligations and expenses of the Company, including any liabilities to any one or more of the Members, are insufficient to return any amount to a Member, such Member shall have no recourse or further right or claim against the Managers or any other Member by reason of such insufficiency. No Member shall be obligated to eliminate any deficit balance in such Member's Capital Account.

         10.5 Final Report. Within ninety (90) days following the completion of the liquidation of the Company, the Managers shall provide to each of the Members a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and the amounts, if any, distributed to the Members pursuant to Section 10.3.

         10.6 Articles of Dissolution. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managers shall promptly execute and file Articles of Dissolution of the Company in accordance with the provisions of the Act, together with any and all other documents required to effectuate the dissolution and termination of the Company.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or serviced for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         11.2 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 5.8. The books and records shall be at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives, during reasonable business hours.

         11.3 Application of Maine Law. This Operating Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Maine.

         11.4 Waiver of Action for Partition. Each Member and every successor interest, irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company and to file a complaint or institute any proceeding at law or in equity to have such property partitioned.

         11.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the Members.

         11.6 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         11.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         11.8 Headings and Pronouns. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof. All pronouns and only variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural as the identity of the Person or Persons may require.

         11.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         11.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         11.11 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent permitted by law.

         11.12 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

         11.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company except as required by the Act.

         11.14 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         11.15 Indemnification. From and after the Closing, each Member (the "Indemnifying Member") will indemnify the other Members and the Company (the "Indemnified Parties") for, and defend and hold them harmless from and against, any and all actions, causes of action claims, losses, costs, liabilities, damages, deficiencies and expenses (including reasonable attorneys' fees) resulting from or arising out of any misrepresentation, breach of warranty or non-fulfillment by the Indemnifying Member of any of its agreements, covenants or obligations to the Indemnified Parties contained in this Agreement or in any other instrument, document or agreement delivered by the Indemnifying Member to the Indemnified Parties pursuant to this Agreement.

         11.16 Specific Performance. Each Member agrees it is impossible to measure in money the damages which will accrue to the Company and other Members or their successors by reason of a failure to perform any obligations under this Agreement. Therefore, if the Company or any Member institutes any action or proceeding to enforce the provisions hereof, the Person against whom such action or proceeding is brought thereby waives the claim or defense that such Person has an adequate remedy at law, and such Person shall not assert in any action or proceeding the claim or defense that such remedy at law exists.

         11.17 Certificates Representing Interests. The Managers may in their discretion determine that the Interests shall be evidenced by certificates, in which event the Managers may from time to time prescribe rules relating thereto, including without limitation the form of such certificates and the manner of transfer and registration thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

                                         MEMBERS

                                     PINE TREE WASTE, INC.

/s/                                  By: /s/ ILLEGIBLE
-------------------------                ---------------------------------------
                                         Its: Chairman

                                     KTI SPECIALTY WASTE SERVICES,
                                     INC.

/s/                                  By: /s/ ILLEGIBLE
-------------------------                ---------------------------------------
                                         Its: Senior Vice President

                                    EXHIBIT A

                              Capital Contributions

Pine Tree Waste, Inc.                   __________

KTI Specialty Waste Services, Inc.      __________